EXHIBIT 99.1
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N E W S   R E L E A S E
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Casey Sayre & Williams, Inc.                                   N E W S

3110 Main Street, The Annex
Santa Monica, California  90405

                                                      For:  BKF CAPITAL

Date:    September 28, 2005                 Media Contact:  Tracy Williams
         9:00 AM, EDT                                       (310) 396-2400
                                                            cell: (310) 387-7738

                                                            twilliams@cswpr.com
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               BKF CAPITAL GROUP SELECTS JOHN C. SICILIANO AS CEO

NEW YORK - BKF Capital Group, Inc. (NYSE:BKF) today named John C. Siciliano, 51, chief executive officer of the company. He also joins its board of directors.

Since 2001, Mr. Siciliano has been with Dimensional Fund Advisors, an asset management firm, and served as head of the firm's global institutional business. Previously, he was president of Payden & Rygel Investment Group, a mutual fund company. Siciliano has over twenty years of experience in the financial services industry.

Under the terms of his four year agreement with the company, Mr. Siciliano will receive the major portion of his compensation in the form of equity awards.

Anson Beard, Jr., Chairman of the Board of Directors, stated: "We believe John Siciliano is a strong leader with the skills and dedication required to move our firm forward. In addition to his experience in the asset management industry, he brings an expertise in financial services having worked in corporate finance for two major investment banking firms, and having served as a corporate chief financial officer. This expertise will add value to many aspects of our business. We believe that his joining our firm is an extremely important step for our company."

Warren Lichtenstein, a member of the Board of Directors, stated: "We believe that by accepting the major portion of his compensation in the form of equity awards, John is sending a very strong signal to shareholders and other employees that the interests of shareholders and employees will be closely aligned going forward."

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Mr. Siciliano stated: "BKF is an excellent firm with a talented group of professionals who are backed by a strongly committed board of directors. We are dedicated to providing our clients with top tier investment performance and excellent client service while developing a diversified asset management business. Our success will reward our clients, shareholders and employees, and I look forward to getting started."

BKF Capital Group operates primarily through its subsidiary John A. Levin & Co., Inc. Founded in 1982, John A. Levin & Co., Inc., is a New York-based investment management firm. Clients include U.S. and foreign individuals, their related trusts and charitable organizations, college endowments, foundations, registered investment funds, and pension and profit-sharing plans.

This press release contains certain statements that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of BKF and statements preceded by, followed by or that include the words "may," "believes," "expects," "anticipates," or the negation thereof, or similar expressions, which constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). For those statements, BKF claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are based on BKF's current expectations and are susceptible to a number of risks, uncertainties and other factors, and BKF's actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include the following: retention and ability of qualified personnel; the performance of the securities markets and of value stocks in particular; the investment performance of client accounts; the retention of significant client and/or distribution relationships; competition; the existence or absence of adverse publicity; changes in business strategy; quality of management; availability, terms and deployment of capital; business abilities and judgment of personnel; labor and employee benefit costs; changes in, or failure to comply with, government regulations; the costs and other effects of legal and administrative proceedings; and other risks and uncertainties referred to in this document and in BKF's other current and periodic filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond BKF's control. BKF will not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. In addition, it is BKF's policy generally not to make any specific projections as to future earnings, and BKF does not endorse any projections regarding future performance that may be made by third parties.


COMPANY CONTACT:                                INVESTOR RELATIONS CONTACTS:
Norris Nissim                                   Mark Semer or Jim Fingeroth
General Counsel                                 Kekst and Company
(212) 332-8437                                  (212) 521-4800

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